Exhibit 99.(j)(1)

KRAMER LEVIN NAFTALIS & FRANKEL LLP

April 14, 2011

The Victory Variable Insurance Funds

3435 Stelzer Road

Columbus, Ohio 43219

Re:          The Victory Variable Insurance Funds

Post-Effective Amendment No. 19

File Nos. 333-62051; 811-8979

Gentlemen:

We hereby consent to the reference to our firm as counsel in the above-referenced Amendment and to the incorporation by reference of our opinion dated April 27, 2000 as an exhibit to this Amendment.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

1177 AVENUE OF THE AMERICAS   NEW YORK NY 10036-2714   PHONE 212.715.9100   FAX 212.715.8000   WWW.KRAMERLEVIN.COM

ALSO AT 47 AVENUE HOCHE   75008 PARIS FRANCE